Exhibit 99.3

Lithium Technology Corporation

Executive Summary

August 25, 2005

This Executive Summary contains forward-looking statements which involve risks and uncertainties to such matters as financial performance, technology development, capital raising, business prospects, strategic partnering and similar matters. A variety of factors could cause LTC’s actual results and experience to differ materially from anticipated results or other expectations expressed in these forward-looking statements. This document does not constitute an offer to sell, nor a solicitation of an offer to purchase, securities of Lithium Technology Corporation. No offer or sale of such securities shall be made except pursuant to a formal offering memorandum, and in compliance with, or under available exemptions from, registration or qualification under the Federal and all applicable State securities laws. Any such formal offering memorandum will contain additional and more detailed disclosures than are set forth herein, including a discussion of certain risk factors relevant to an investment in Lithium Technology Corporation.

Overview

Lithium Technology Corporation (“LTC”) is an early production stage company manufacturing rechargeable batteries for custom engineered military and industrial applications using lithium-ion chemistry. The company’s products have been proven to be commercially viable. Customers are well known suppliers to the military and industrial concerns requiring safe, durable, high power rechargeable power supplies for their applications and the development of new technology.

During the past twelve months LTC and LTC’s GAIA Akkumulatorenwerke GmbH subsidiary operating in Nordhausen, Germany have contracted to provide power supplies for underwater propulsion of non-nuclear, manned submarines; for a fleet of lighter than air communication “stratellites”; for numerous unmanned surveillance vehicles (air, land, and underwater based); for surface to air missiles; for standby power applications; for renewable energy generation sources (windmills); and for hybrid electric vehicles (“HEV”) for military uses.

The military, transportation, and stationary power markets continue to demonstrate that lithium-ion is the technology of choice for advanced battery applications placing LTC at the threshold of a period of significant growth. The Company’s plans call for a three phased strategy to take advantage of the opportunities presented. During Phase I, already underway, LTC will ramp up production in existing facilities and continue to grow sales to reach a break even run rate by the end of 2006. In Phase II, strategic partnerships will be forged providing joint sales and production, as well as further access to capital, to enter target markets in larger scale and to acquire production capacity to meet those needs. In Phase III, LTC will look to further extend its reach into market areas by licensing its technology to other manufacturers who operate in areas the Company might not otherwise access.

Lithium Technology has two principal centers of operation – in Plymouth Meeting, Pennsylvania and in Nordhausen, Germany. The Plymouth Meeting office is also the Corporate headquarters for the Company. Sales into the U. S. and European markets are managed out of each of the offices.

Lithium Technology is publicly traded over the counter under the ticker symbol LTHU.

Product

LTC manufactures the GAIA® product line of large, high power hermetically sealed rechargeable lithium-ion cells and batteries. The Company’s product portfolio includes large cells from 10 times the capacity of a standard laptop computer battery to 100,000 times greater. LTC produces high power cells designed for HEVs and military applications that can discharge hundreds of amps in times as short as a few minutes, and high capacity cells for applications such as back-up power and remote standby installations . Cells are manufactured in both cylindrical and flat form and employ proprietary extrusion, design and assembly technology. LTC manufactures a variety of standard cells that are assembled into custom large batteries complete with electronics (battery management systems) and electronics to communicate with other components of the system for performance monitoring.

The Company specializes in working with the customer to engineer solutions using standardized cells in customized configurations. Over the past year, as LTC has moved to the early production stage in Nordhausen, the Company has succeeded in producing long, consistent runs of standardized cells. LTC has also established a number of standardized modular battery assembly designs which facilitate the customized construction of batteries.

Market

The lithium ion battery market is rapidly expanding. The energy and power advantages offered by lithium ion batteries relative to other chemistries have made lithium-ion the preferred battery in the high-power, rechargeable, advanced market segment. The Company’s sales and marketing efforts are focused on markets where LTC products and technology contribute to superior products and technology offered by its customers through being involved in the initial engineering of custom solutions for new high tech products.

LTC is leveraging its expertise in high power and large battery assemblies to commercialize advanced lithium batteries as a new power source in the military and national security systems, transportation and stationary power markets with a particular focus on the U.S. and European geographic market segments where the customers prefer a domestic supplier.

A research study conducted by Frost and Sullivan in 2003 and our own survey of the rechargeable battery market confirms that the rechargeable battery market for national security, transportation and stationary power advanced applications is projected to grow from approximately $300 million in 2003 to $2.1 billion in 2011. This represents over 700% growth in that eight year period. The advanced market consists of lithium-ion, nickel cadmium and nickel-metal hydride compositions, although lithium-ion is emerging as the technology of choice.

National Security/Military applications require flexibility in design as the applications encompass a wide range of power output, broad operating temperatures, lower weight and thousands of recharge cycles. Performance is more important than price in this market and the market need is growing quickly.

Transportation applications require rapid charging rates and long life in safe, durable high power storage for HEV and fuel cell powered vehicles. Military and heavy duty vehicle OEMs have been early adopters of new technology and have taken the lead in the use of large-format lithium-ion batteries.

Stationary Power applications require high-reliability power for telecommunications, computers and other mission critical applications. We believe this presents a very large potential market. Growing dependence on electrical power worldwide drives the demand for high quality and readily available back-up power, standby, remote mobile and renewable power applications.

Strategy for Growth

LTC envisions a three phase evolution to achieving its mission of being a leader in rechargeable lithium-ion battery solutions for high power applications.

In Phase I, the objective is to ramp up sales and production in its existing facilities to profitability through funded development contracts and sales of custom engineered power solutions to military/national security and select niche markets. The Company is well along in this phase. Operating losses and capital expenditures during Phase I may be funded through a variety of financing sources, but in any case, are adequately financed by a standby equity distribution agreement (SEDA) established with Cornell Capital.

In Phase II, LTC expects to expand as well as enter new market areas primarily through the establishment of strategic partnerships. These Partnerships are expected to bring joint development, joint engineering, and joint sales. Phase II is already in progress with one of these partnerships already agreed to, and three others in active negotiation. If successful, the Company will have significant partners in military, transportation, and stationary power markets. Under current assumptions, each of these partnerships will bring significant demand for product and access to capital to fund the increases in production capacity and working capital. In order to meet the considerable production demands of these partnerships, LTC intends to expand production capacity significantly through the acquisition of an additional manufacturing facility.

In Phase III, LTC will look to further extend its reach into market areas by licensing its technology to other high volume, mass market manufacturers who operate in areas the Company might not otherwise access.

Management

The Company has assembled a management team that offers a significant breadth of expertise in battery technology and corporate management. Dr. Andrew J. Manning, LTC’s President and COO, and Dr. Klaus Brandt, GAIA’s Managing Director, each bring more than 30 years of engineering experience to bear on the development and production activities in the Company’s two locations. Dr. Manning, with a PhD in Chemical Engineering from Cornell, has been with LTC for more than 10 years. Dr. Brandt has spent the last 15 years with major battery manufacturers including Duracell, VARTA and Ionity. Likewise, Bill Hackett, LTC’s CFO, and Ralf Tolksdorf, GAIA’s CFO, provide considerable depth of experience in general and financial management. Mr. Hackett has spent more than 20 years in executive positions with technology oriented companies. He has an MBA in Finance from Columbia University. Mr. Tolksdorf has been with LTC’s GAIA subsidiary since 2000. Prior to joining GAIA, Mr. Tolksdorf had more than 10 years of experience in financial and general management consulting. Dr. Franz J. Kruger is responsible for Strategy Development and New Market Introduction. Dr. Kruger has been with LTC since 2001 after a distinguished career in the battery market, including roles as Executive Board Member and Technical Director of R&D at VARTA.